Exhibit 10.73

The following tables detail unaudited reconciliations from non-GAAP amounts to U.S. GAAP and include reconciliations related to ASC Topic 470 as it relates to accounting for convertible debt, incremental dilutive shares related to our convertible debt that are covered by our existing convertible note hedges, non-cash gains related to the re-measurement of investments, foreign currency translation and special charges related to professional fees incurred as a result of the continuing correspondence with the SEC Staff and the Special Committee of the Board of Directors’ review, and costs related to the transition of Iconix management.

Note: All items in the following reconciliation tables are attributable to Iconix Brand Group, Inc. and exclude results related to non-controlling interests.

(in thousands, except per share data)

Non-GAAP Net income reconciliation

(in thousands)

	(Unaudited)				(Unaudited)
	Three Months Ended Dec. 31				Year Ended Dec. 31
	2015	2014	% Change		2015	2014	% Change

Non-GAAP Net income (1)	$12,291	$22,679	(46%	)	$66,403	$103,619	(36%	)

GAAP net income (loss)	$(263,013)	$17,525	—		$(189,303)	$103,723	—
Add: non-cash interest related to ASC 470	7,343	6,647	10%		28,643	26,804	7%
non-cash gain related to investment in joint venture	—	—	—		(49,990)	(28,897)	73%
special charges	1,646	—	—		11,136	—	—
foreign currency translation loss (gain)	(2,051)	932	—		(9,921)	1,343	—
write-down of certain intangible assets	420,800	—	—		420,800		—
Deduct: Income taxes related to above	(152,434)	(2,425)	—		(144,962)	646	—

Net	275,304	5,154	—		255,706	(104)	—

Non-GAAP Net income	$12,291	$22,679	(46%	)	$66,403	$103,619	(36%	)

Non-GAAP weighted average diluted shares reconciliation

(in thousands)

	(Unaudited)				(Unaudited)
	Three Months Ended Dec. 31				Year Ended Dec. 31
	2015	2014	% Change		2015	2014	% Change

Non-GAAP weighted average diluted shares	49,957	50,352	(1%	)	49,776	52,257	(5%	)

GAAP weighted average diluted shares	48,310	54,552	(11%	)	48,293	57,366	(16%	)
Add: anti-dilutive shares resulting from net loss	1,647	—			2,070	—
Less: additional incremental dilutive shares covered by hedges for: (2)
2.50% Convertible Notes	—	(1,819)			(256)	(2,209)	—
1.50% Convertible Notes	—	(2,381)			(331)	(2,900)	—

Subtotal	—	(4,200)			(587)	(5,109)	—

Non-GAAP weighted average diluted shares	49,957	50,352	(1%	)	49,776	52,257	(5%	)

Non-GAAP Diluted EPS reconciliation

	(Unaudited)				(Unaudited)
	Three Months Ended Dec. 31				Year Ended Dec. 31
	2015	2014	% Change		2015	2014	% Change

Non-GAAP diluted EPS (1)	$0.25	$0.45	(45%	)	$1.33	$1.98	(33%	)

GAAP diluted EPS	$(5.44)	$0.32	—		$(3.92)	1.81	—
Add:
non-cash gain related to investment in joint venture	—		—		$(0.67)	$(0.33)	103%
special charges	$0.02	—	—		$0.15	—	—
foreign currency translation gain	$(0.04)	$0.02	—		$(0.19)	$0.02	—
Non-cash interest related to ASC 470, net of tax, and incremental dilutive shares covered by hedges	$0.09	$0.11	(18%	)	$0.34	$0.48	(29%	)
Write-down of certain intangible assets	$5.62	—			$5.62	—

Non-GAAP diluted EPS	$0.25	$0.45	(45%	)	$1.33	$1.98	(33%	)

Forecasted Non-GAAP Diluted EPS

	Year Ending Dec. 31, 2016
	Low	High
Forecasted Non-GAAP diluted EPS (1)	$1.15	$1.30

Forecasted GAAP diluted EPS	$0.75	$0.90
Special charges, net of tax	$0.11	$0.11
Adjustments for non-cash interest related to ASC 470, net of tax, and incremental dilutive shares covered by hedges	$0.29	$0.29

Forecasted Non-GAAP Diluted EPS	$1.15	$1.30

(1)	Non-GAAP net income and non-GAAP diluted EPS (along with non-GAAP weighted average diluted shares) are non-GAAP financial measures which represent net income excluding any non-cash interest related to ASC Topic 470, non-cash non-recurring gains and charges, foreign currency translation gains and losses, and charges related to professional fees incurred as a result of the continuing correspondence with the Staff and the Special Committee’s review, all net of tax, and any incremental dilutive shares related to our convertible notes that are covered by their respective hedges. The Company believes these are useful financial measures in evaluating its financial condition.
(2)	Based on the average closing stock price for the years ended December 31, 2015 and 2014 there were potential dilutive shares related to our convertible notes for GAAP purposes; however, the Company will not be responsible for issuing a portion of these shares as they are covered by our convertible notes hedges.

Adjusted EBITDA Reconciliation from Net Income

	(Unaudited)				(Unaudited)
	Three Months Ended Dec. 31				Year Ended Dec. 31
	2015	2014	% Change		2015	2014	% Change

Adjusted EBITDA (1)	$37,976	$44,326	(14%	)	$172,668	$211,073	(18%	)

Reconciliation of Adjusted EBITDA:
Net income (loss)	$(263,013)	$17,525	—		$(189,303)	$103,723	—
Add: Provision for income taxes	(140,427)	5,210	—		(95,344)	48,288	—
Net income (loss) before taxes	(403,440)	22,735	—		(284,647)	152,011	—
Add, net of non-controlling interests:
Net interest expense	20,034	19,306	4%		81,205	80,550	1%
Foreign currency translation	(2,051)	932	—		(9,921)	1,343	—
Goodwill impairment	28,957	—	—		28,957	—	—
Trademark impairment	391,843	—	—		391,843	—	—
Re-measurement gain	—	—	—		(49,990)	(28,897)	73%
Special charges	1,646	—	—		11,136	—	—
Depreciation and amortization attributable to Iconix	988	1,354	(27%	)	4,084	6,066	(33%	)

Adjusted EBITDA	$37,976	$44,326	(14%	)	$172,668	$211,073	(18%	)

Adjusted EBITDA Reconciliation from Cash Flow from Operations

	(Unaudited)
	Year Ended Dec 31
	2015	2014	% Change

Adjusted EBITDA (3)	$172,668	$211,073	(18%	)

Reconciliation of Adjusted EBITDA:
Net cash provided by operating activities	$186,135	$160,009	16%
Add/(Less):
Gain from sale of trademarks & formation of joint ventures	—	6,399	—
Cash interest expense, net	45,722	45,935	0%
Current income tax provision	17,492	16,164	8%
Special charges	11,136	—	—
Accrued equity earnings on joint ventures, net of distributions	1,127	4,180	(73%	)
Other	(1,639)	355	—
Net income attributable to non-controlling interest, excluding impairment charges	(17,097)	(15,099)	13%
Stock compensation expense	(11,427)	(18,492)	(38%	)
Provision for doubtful accounts	(25,128)	(9,627)	161%
Net change in balance sheet items	(33,653)	21,248	—

Adjusted EBITDA	$172,668	$211,073	(18%	)

(3)	Adjusted EBITDA, a non-GAAP financial measure, represents net income before income taxes, interest, other non -operating gains and losses, special charges, depreciation and amortization expenses. The Company believes Adjusted EBITDA provides additional information for determining its ability to meet future debt service requirements, investing and capital expenditures, and is useful because it provides supplemental information to assist investors in evaluating the Company’s financial condition.

Free Cash Flow Reconciliation

	2015	2014	% Change

Free Cash Flow (4)	$188,913	$165,355	14%

Net cash provided by operating activities	188,234	160,009	18%
Less: Capital Expenditures	(1,433)	(1,505)	(5%	)
Add: Cash received from sale of trademarks and formation of joint ventures	24,192	24,915	(3%	)
Less: Distributions to non-controlling interests	(22,080)	(18,064)	22%

Free Cash Flow	$188,913	$165,355	14%

(4)	Free Cash Flow, a non-GAAP financial measure, represents net cash provided by operating activities, plus cash received from the sale of trademarks and formation of joint ventures, less distributions to non-controlling interests and capital expenditures. Free Cash Flow excludes notes receivable from sale of trademarks and the formation of joint ventures, cash used to acquire the membership interests of our joint venture partners, mandatory debt service requirements, and other non-discretionary expenditures. Free Cash Flow should not be considered in isolation, as a measure of residual cash flow available for discretionary purposes, or as an alternative to operating results presented in accordance with GAAP. The Company believes Free Cash Flow is useful because it provides information regarding actual cash received in a specific period from the Company’s comprehensive business strategy of maximizing the value of its brands through traditional licensing, international joint ventures and other arrangements. We have excluded the cash used to buy back our joint venture membership interests from the above definition because we believe that, like other acquisitions, such actions are capital transactions. It also provides supplemental information to assist investors in evaluating the Company’s financial condition and ability to pursue opportunities that enhance shareholder value.